Exhibit 99.1

—   Travelport Announces Fourth Quarter and Full Year 2008 Results   —

Fourth Quarter Highlights

•                  Net Revenue of $524 million

•                  Adjusted Net Revenue of $525 million, representing a (10%) decrease over the fourth quarter of 2007

•                  EBITDA of $117 million

•                  Adjusted EBITDA of $149 million, representing a 10% increase over the fourth quarter of 2007

Full Year 2008 Highlights

•                  Net Revenue of $2.527 billion

•                  Adjusted Net Revenue of $2.530 billion, representing a (3%) decrease over the full year 2007

•                  EBITDA of $616 million

•                  Adjusted EBITDA of $716 million, representing a 3% increase over the full year 2007

Worldspan Synergy and Re-engineering Cost Savings Highlights

•                  Worldspan synergies on schedule, actions taken to date to achieve annual run rate synergies of $133 million out of a target of $150 million

•                  Realized over $260 million in costs savings during the full year 2008 from the re-engineering of the Travelport business and Worldspan integration

NEW YORK, NY, February 24, 2009  — Travelport Limited, the parent company of the Travelport group of companies, today announced its financial results for the fourth quarter and full year ended December 31, 2008.  Travelport recognized net revenue of $524 million and adjusted net revenue of $525 million for the fourth quarter of 2008, representing a (10%) decrease in adjusted net revenue over the same period last year.  Travelport achieved EBITDA of $117 million and adjusted EBITDA of $149 million in the fourth quarter of 2008, representing an increase of 10% in adjusted EBITDA over the same period last year.  For the full year 2008, Travelport adjusted revenue declined (3%) and adjusted EBITDA increased 3%.

Travelport Consolidated

($ in millions)

	4Q 2007	4Q 2008	Change*		% Change*
Net Revenue (1)	$645	$524	$(121)		(19)%
Adjusted Net Revenue (2)	$581	$525	$(56)		(10)%
EBITDA (1)	$(151)	$117	$268		(177)%
Adjusted EBITDA (2)	$136	$149	$13		10%
Adjusted EBITDA Margin %	23.4%	28.4%	497	bps	21%

*                    May not calculate due to rounding

(1)             4Q 2007 includes Orbitz Worldwide results from October 1, 2007 to October 31, 2007.

(2)             Adjusted results exclude Orbitz Worldwide and include Worldspan in all periods, as if both transactions had taken place on January 1, 2007.

	FY 2007	FY 2008	Change*		% Change*
Net Revenue (1) (2)	$2,780	$2,527	$(253)		(9)%
Adjusted Net Revenue (3)	$2,616	$2,530	$(86)		(3)%
EBITDA (1) (2)	$230	$616	$386		168%
Adjusted EBITDA (3)	$695	$716	$21		3%
Adjusted EBITDA Margin %	26.6%	28.3%	173	bps	7%

*                    May not calculate due to rounding

(1)             FY 2007 includes Orbitz Worldwide results from January 1, 2007 to October 31, 2007.

(2)             FY 2007 includes Worldspan results from August 21, 2007 to December 31, 2007.

(3)             Adjusted results exclude Orbitz Worldwide and include Worldspan in all periods, as if both transactions had taken place on January 1, 2007.

Travelport CEO and President, Jeff Clarke, stated:  “I’m pleased Travelport was able to grow profitability in the fourth quarter and full year 2008 given the significant decline in industry demand and the unprecedented macroeconomic environment.  This was made possible by the excellent execution during these challenging times.  The environment for travel continued to weaken into the fourth quarter as the expected airline capacity reductions materialized and the demand for those seats continued to be impacted by the global recession.  GDS segments declined 15% year-over-year during the quarter and 11% for the year.  The industry downturn has now also affected GTA. For the full year 2008, TTV grew 3%, but declined 19% year over year for the fourth quarter.  Despite these headwinds, Travelport was able to grow adjusted EBITDA 10% during the fourth quarter and 3% for the full year, compared to the prior year periods.  We expect 2009 may be a challenging year as our incremental year-over-year cost savings may not be sufficient to offset the potential weaker demand for travel services facing the travel industry.”

Mike Rescoe, Travelport CFO, stated: “Over two years ago, we started reducing Travelport’s cost structure through our re-engineering cost savings and Worldspan synergies programs.  These actions have better positioned the company to withstand the significant decline in travel demand that has continued to deteriorate throughout the year.  We believe we are better positioned to operate through this challenging environment and take advantage of a rebound in travel when it occurs.  During the quarter, we realized $48 million of cost savings from our re-engineering program, compared to $37 million of cost savings realized during the fourth quarter of 2007. We also realized $30 million from Worldspan synergies during the period.  For the full year 2008, Travelport generated $124 million in cash from operations and ended the year with $345 million in cash and cash equivalents.”

Financial Highlights Fourth Quarter 2008

GDS

($ in millions)

	4Q 2007	4Q 2008	Change*		% Change*
Net Revenue	$501	$456	$(45)		(9)%
Adjusted Net Revenue	$498	$457	$(41)		(8)%
EBITDA	$103	$127	$24		23%
Adjusted EBITDA	$139	$140	$1		1%
Adjusted EBITDA Margin %	27.9%	30.6%	272	bps	10%

*                    May not calculate due to rounding

	FY 2007	FY 2008	Change*		% Change*
Net Revenue (1)	$1,772	$2,171	$399		23%
Adjusted Net Revenue (2)	$2,286	$2,174	$(112)		(5)%
EBITDA (1)	$460	$601	$141		31%
Adjusted EBITDA (2)	$697	$679	$(18)		(3)%
Adjusted EBITDA Margin %	30.5%	31.2%	74	bps	2%

*                    May not calculate due to rounding

(1)             FY 2007 includes Worldspan results from August 21, 2007 to December 31, 2007.

(2)             Adjusted results include Worldspan in all periods, as if the transaction had taken place on January 1, 2007.

Net revenue and EBITDA for our GDS business were $456 million and $127 million, respectively, for the fourth quarter of 2008.  Adjusted net revenue and adjusted EBITDA for our GDS businesses were $457 million and $140 million, respectively, for the fourth quarter of 2008.  This resulted in an (8)% reduction in adjusted net revenue and a 1% increase in adjusted EBITDA compared to the fourth quarter of 2007.  Lower revenue resulted from a (15)% decline in segments, offset by higher yield per segment compared to the fourth quarter of 2007.  Agency inducements and commissions were $24 million lower, or (13%), compared to the fourth quarter of 2007.  In addition, our GDS business reduced its operating expenses, excluding agency inducements and commissions, by $20 million, or (12%), compared to the fourth quarter of 2007.  Higher yields and operating expense savings drove a 272 bps improvement in adjusted EBITDA margin to 30.6% in the fourth quarter of 2008 compared to the fourth quarter of 2007.

GTA

($ in millions)

	4Q 2007	4Q 2008	Change*		% Change*
Net Revenue (1)	$82	$68	$(14)		(17)%
Adjusted Net Revenue (1)	$82	$68	$(14)		(17)%
EBITDA (1)	$14	$18	$4		29%
Adjusted EBITDA (1)	$16	$19	$3		19%
Adjusted EBITDA Margin %	19.5%	27.9%	843	bps	43%

*                    May not calculate due to rounding

(1)             4Q 2007 reflects the sale of Trust International on January 2, 2008 as a discontinued operation in our financial results.

	FY 2007	FY 2008	Change*		% Change*
Net Revenue (1)	$330	$356	$26		8%
Adjusted Net Revenue (1)	$330	$356	$26		8%
EBITDA (1)	$77	$110	$33		43%
Adjusted EBITDA (1)	$90	$110	$20		22%
Adjusted EBITDA Margin %	27.3%	30.9%	363	bps	13%

*                    May not calculate due to rounding

(1)             FY 2007 reflects the sale of Trust International on January 2, 2008 as a discontinued operation in our financial results.

Net revenue and EBITDA for GTA were $68 million and $18 million, respectively, for the fourth quarter of 2008.  Adjusted net revenue and adjusted EBITDA for GTA in the fourth quarter of 2008 were $68 million and $19 million, respectively, representing a (17)% decline in adjusted revenue and a 19% increase in adjusted EBITDA compared with the fourth quarter of 2007.  Global Total Transaction Value (“TTV”) declined (19%) in the quarter, driven by (12%) lower bookings and an (8%) reduction in average daily rates primarily due to currency fluctuations.  Operating expenses for GTA decreased $18 million, or (31%), during the fourth quarter of 2008 driven by a stronger dollar compared to the pound and euro and other cost cutting initiatives.  This drove a 43% increase in adjusted EBITDA margin in the fourth quarter of 2008 compared to the same period in 2007.

Corporate and Other

Travelport incurred adjusted Corporate and Other expenses of $10 million for the fourth quarter of 2008, representing a $9 million decrease compared to the fourth quarter of 2007 due to lower bonus expense and other cost reductions.  Interest expense was $120 million in the quarter, included in this amount is $49 million of non-cash expense primarily due to a mark-to-market charge related to the change in fair value of our interest rate swaps that are not classified as cash flow hedges for accounting purposes.  Cash interest expense declined $10 million compared to the fourth quarter of 2007, and declined $46 million on a full year basis.  This favorability is a function of our debt repurchase program and declining interest rates.  During the fourth quarter of 2008, Travelport used $16 million in cash from operations.  For the full year 2008, Travelport generated $124 million in cash from operations.  As disclosed previously, given the disruptions in the credit markets we drew down an additional $147 million from our revolving credit facility during the quarter to ensure we had access to the liquidity.  Travelport ended the quarter with $345 million of cash, including $263 million borrowed under our revolving credit facility.  For the year, we repurchased, at a discount, $180 million of principal amount of debt.

As part of the Company’s ongoing efforts to operate in the most effective manner, the Company has determined to consolidate many of its corporate financial and human resources functions into our UK based GDS headquarters effective as of the fourth quarter of 2009.  Our current financial and human resources leadership teams will transition their responsibilities over the next several months to executives based in the UK. Our Chief Financial Officer, Michael Rescoe, and our Executive Vice President, Human Resources, Jo-Anne Kruse, have determined that they will not be relocating to the UK and will be departing in October 2009 following the transition.  As part of the transition, Philip Emery, currently Chief Financial Officer, Travelport GDS, will be appointed Deputy Chief Financial Officer of Travelport and will report to Mr. Rescoe.  Following the transition period, we expect to appoint Mr. Emery as Chief Financial Officer of Travelport.

Travelport CEO and President, Jeff Clarke, stated:  “I want to personally thank Mike and Jo-Anne for their outstanding contributions to Travelport over the years and for their continued support in seamlessly transitioning responsibilities over the next several months.”

Orbitz Worldwide

($ in millions)

Travelport Limited currently owns approximately 48% of the outstanding equity of Orbitz Worldwide. Travelport deconsolidated the results of Orbitz Worldwide with effect from October 31, 2007 and accounts for our investment in Orbitz Worldwide under the equity method of accounting.

	4Q 2007	4Q 2008	Change	% Change
Net Revenue (1)	$71	—	—	—
Adjusted Net Revenue (1)	—	—	—	—
EBITDA (1)	$15	—	—	—
Adjusted EBITDA (1)	—	—	—	—

—              Not meaningful

(1)             4Q 2007 includes Orbitz Worldwide results from October1, 2007 through October 31, 2007.  Adjusted results exclude Orbitz Worldwide in all periods.

	FY 2007	FY 2008	Change	% Change
Net Revenue (1)	$743	—	—	—
Adjusted Net Revenue (1)	—	—	—	—
EBITDA (1)	$102	—	—	—
Adjusted EBITDA (1)	—	—	—	—

—              Not meaningful

(1)             FY 2007 includes Orbitz Worldwide results from January 1, 2007 through October 31, 2007.  Adjusted results exclude Orbitz Worldwide in all periods.

Conference Call/Webcast

The Company’s fourth quarter 2008 earnings conference call will be accessible to the media and general public via live Internet Webcast today beginning at 11:00 a.m. (EST), and through a limited number of listen-only, dial-in conference lines.  The Webcast will be available through the Investor Center section of the Company’s Web site at www.travelport.com.  To access the call through a conference line, dial 888-713-4205 in the United States and 617-213-4862 for international callers beginning at least 10 minutes prior to the scheduled start of the call. The passcode is 36837370.  A replay of the conference call will be available February 24, 2009 at 2:00 p.m. (EST) through March 3, 2009. To access the replay, dial 888-286-8010 in the United States and 617-801-6888 for international callers. The passcode is 39067512.

About Travelport

Travelport is one of the world’s largest travel conglomerates offering broad based business services to companies operating in the global travel industry. The company is comprised of Travelport GDS, a global distribution system business that includes the Worldspan and Galileo brands; GTA, a leading global, multi-channel provider of hotel and ground services; IT Services and Software, which hosts mission critical applications and provides business solutions for major airlines; and Business Intelligence, a data analysis business.  With 2008 revenues of $2.5 billion, Travelport operates in 145 countries and has approximately 5,500 employees.  Travelport also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company. Travelport is a private company owned by The Blackstone Group, One Equity Partners, Technology Crossover Ventures and Travelport management.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, natural disasters, the current crisis in the global credit and financial markets and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; our ability to successfully integrate acquired businesses and realize anticipated benefits of past and future acquisitions, including the Worldspan acquisition; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings and operational synergies from our re-engineering efforts and the Worldspan acquisition; and our ability to maintain existing relationships with travel agencies and tour operators and to enter into new relationships. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules.  As required by SEC rules,  important information regarding such measures is contained on pages 8 through 10 of this release.

INVESTOR CONTACT: Raffaele Sadun of Travelport, +1-973-939-1450, or raffaele.sadun@travelport.com

TRAVELPORT LIMITED

STATEMENTS OF OPERATIONS

(in millions)

	Year ended December 31, 2007	Year ended December 31, 2008
Net revenue	$2,780	$2,527
Cost and expenses
Cost of revenue	1,174	1,267
Selling, general and administrative	1,283	644
Separation and restructuring charges	90	27
Depreciation and amortization	248	263
Impairment of long-lived assets	1	1
Other expense, net	2	1
Total costs and expenses	2,798	2,203
Operating income (loss)	(18)	324
Interest expense, net	(373)	(342)
Gain on early extinguishment of debt.	—	29
Income (loss) from continuing operations before income taxes, minority interest and equity in losses of investments, net	(391)	11
Provision for income taxes	(41)	(43)
Minority interest	3	(3)
Equity in losses of investments, net	(4)	(144)
Loss from continuing operations, net of tax	(433)	(179)
Loss from discontinued operations, net of tax	(1)	—
Loss from disposal of discontinued operations, net of tax	(6)	—
Net loss	$(440)	$(179)

TRAVELPORT LIMITED

STATEMENTS OF OPERATIONS

(in millions)

	Three Months ended December 31, 2007	Three Months ended December 31, 2008
Net revenue	$645	$524
Cost and expenses
Cost of revenue	311	257
Selling, general and administrative	424	141
Separation and restructuring charges	61	8
Depreciation and amortization	73	69
Impairment of long-lived assets	1	1
Total costs and expenses	870	476
Operating income (loss)	(225)	48
Interest expense, net	(92)	(120)
Other income	1	—
Income (loss) from continuing operations before income taxes, minority interest and equity in losses of investments, net	(316)	(72)
Provision for income taxes	(10)	(10)
Minority interest	2	(3)
Equity in losses of investments, net	(4)	4
Loss from continuing operations, net of tax	(328)	(81)
Loss from disposal of discontinued operations, net of tax	(6)	—
Net loss	$(334)	$(81)

TRAVELPORT LIMITED

SEGMENT EBITDA AND RECONCILIATION OF EBITDA

(in millions)

	Three	Three	Year	Year
	Months Ended	Months Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2008	2007	2008
GDS
Net revenue	$501	$456	$1,772	$2,171
Segment EBITDA	103	127	460	601
GTA
Net revenue	82	68	330	356
Segment EBITDA	14	18	77	110
Orbitz Worldwide (c)
Net revenue	71	—	743	—
Segment EBITDA	15	—	102	—
Corporate and other
EBITDA(a)	(283)	(28)	(409)	(95)
Intersegment eliminations(b)
Net revenue	(9)	—	(65)	—
Consolidated Totals
Net revenue	$645	$524	$2,780	$2,527
EBITDA	$(151)	$117	$230	$616

—              Not meaningful.

(a)             Other includes corporate general and administrative costs not allocated to the segments.

(b)            Consists primarily of eliminations related to the inducements paid by GDS to Orbitz Worldwide.

(c)             Includes only ten months of activity for 2007, due to the deconsolidation of Orbitz Worldwide effective October 31, 2007.

Provided below is a reconciliation of EBITDA to income/(loss) from continuing operations before income taxes, minority interest and equity in losses of investments, net:

	Three	Three	Year	Year
	Months Ended	Months Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2008	2007	2008
EBITDA	$(151)	$117	$230	$616
Interest expense, net	(92)	(120)	(373)	(342)
Depreciation and amortization	(73)	(69)	(248)	(263)
Income (loss) from continuing operations before income taxes, minority interest and equity in losses of investments, net	$(316)	$(72)	$(391)	$11

Adjusted Revenue, EBITDA, and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these measures provide management with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. Adjusted Revenue, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or cash flows from operations nor measures comparable to net income as they do not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments. However, they are management’s primary metric for measuring business performance and are used by the Board of Directors to determine incentive compensation.  Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management.  Adjusted Revenue, EBITDA and Adjusted EBITDA are disclosed so that investors may have the same tools available to management when evaluating the results of Travelport. Adjusted Revenue is defined as Revenue adjusted to exclude the impact of deferred revenue written off due to purchase accounting on the acquisition of Travelport by an affiliate of The Blackstone Group. EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, each of which is presented on Travelport’s Statement of Operations.  Adjusted EBITDA is defined as EBITDA adjusted to exclude the aforementioned impact of purchase accounting, impairment of intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts and development of a global on-line travel platform, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED NET REVENUE AND ADJUSTED EBITDA

(in millions)

(UNAUDITED)

	Three Months Ended December 31, 2008
		Orbitz		Corporate
	GDS	Worldwide	GTA	& Other	Total*
Net Revenue	$456	$—	$68	$—	$524
Adjustments
Separation from Cendant and Related	1	—	—	—	1
Total *	1	—	—	—	1
Adjusted Net Revenue*	$457	$—	$68	$—	$525

EBITDA	$127	$—	$18	$(28)	$117
Adjustments
Impairment	-	—	—	1	1
Acquired / Disposed EBITDA	1	—	—	—	1
Separation from Cendant and Related	1	—	—	3	4
Non-recurring Items Associated with Travelport Acquisitions	10	—	(1)	4	12
Restructure and Related	2	—	2	4	8
Equity based compensation	—	—	—	3	3
Other	—	—	—	5	5
Total *	14	—	1	19	33
Adjusted EBITDA*	$140	$—	$19	$(10)	$149

	Three Months Ended December 31, 2007
		Orbitz		Corporate
	GDS	Worldwide	GTA	& Other	Total*
Net Revenue	$501	$71	$82	$(9)	$645
Adjustments
Acquired / Disposed Revenue	—	(71)	—	9	(62)
Separation from Cendant and Related	2	—	—	—	2
Other	(4)	—	—	—	(4)
Total *	(2)	(71)	—	9	(64)
Adjusted Net Revenue*	$498	$—	$82	$—	$581

EBITDA	$103	$15	$14	$(283)	$(151)
Adjustments
Impairment	—	—	—	1	1
Acquired / Disposed EBITDA	1	(15)	—	—	(13)
Separation from Cendant and Related	2	—	—	53	55
Non-recurring Items Associated with Travelport Acquisitions	33	—	2	32	67
Restructure and Related	4	—	—	1	5
Equity based compensation	—	—	—	180	180
Other	(4)	—	—	(3)	(6)
Total *	36	(15)	2	264	288
Adjusted EBITDA*	$139	$—	$16	$(19)	$136

*                    Totals may not calculate due to rounding.

—              Not meaningful.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED NET REVENUE AND ADJUSTED EBITDA

(in millions)

(UNAUDITED)

	Twelve Months Ended December 31, 2008
		Orbitz		Corporate
	GDS	Worldwide	GTA	& Other	Total*
Net Revenue	$2,171	$—	$356	$—	$2,527
Adjustments
Separation from Cendant and Related	3	—	—	—	3
Total *	3	—	—	—	3
Adjusted Net Revenue*	$2,174	$—	$356	$—	$2,530

EBITDA	$601	$—	$110	$(95)	$616
Adjustments
Impairment	—	—	—	1	1
Acquired / Disposed EBITDA	8	—	—	—	8
Separation from Cendant and Related	3	—	—	8	11
Non-recurring Items Associated with Travelport Acquisitions	53	—	(4)	20	69
Restructure and Related	14	—	4	9	27
Equity based compensation	—	—	—	5	5
Other	—	—	—	(20)	(20)
Total *	78	—	(1)	23	101
Adjusted EBITDA*	$679	$—	$110	$(72)	$716

	Twelve Months Ended December 31, 2007
		Orbitz		Corporate
	GDS	Worldwide	GTA	& Other	Total*
Net Revenue	$1,772	$743	$330	$(65)	$2,780
Adjustments
Acquired / Disposed Revenue	505	(743)	(2)	65	(174)
Separation from Cendant and Related	5	—	2	—	7
Other	3	—	—	—	3
Total *	514	(743)	—	65	(164)
Adjusted Net Revenue*	$2,286	$—	$330	$—	$2,616

EBITDA	$460	$102	$77	$(409)	$230
Adjustments
Impairment	—	—	—	1	1
Acquired / Disposed EBITDA	152	(102)	(1)	—	49
Separation from Cendant and Related	5	-	2	63	70
Non-recurring Items Associated with Travelport Acquisitions	46	—	10	56	113
Restructure and Related	25	—	2	2	28
Equity based compensation	—	—	—	187	187
Other	8	—	—	8	17
Total *	237	(102)	13	318	466
Adjusted EBITDA*	$697	$—	$90	$(92)	$695

*                    Totals may not calculate due to rounding.

—              Not meaningful.

TRAVELPORT LIMITED

BALANCE SHEETS

(in millions, except per share data)

	December 31,	December 31,
	2007	2008
Assets
Current assets:
Cash and cash equivalents	$309	$345
Accounts receivable (net of allowances for doubtful accounts of $38 and $49)	417	372
Deferred income taxes	9	7
Other current assets	252	201
Assets of discontinued operations	36	—
Total current assets	1,023	925
Property and equipment, net	532	491
Goodwill	1,757	1,732
Trademarks and tradenames	510	499
Other intangible assets, net	1,717	1,552
Investment in Orbitz Worldwide	366	214
Non-current deferred income taxes	3	—
Other non-current assets	242	151
Total assets	$6,150	$5,564
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$191	$140
Accrued expenses and other current liabilities	827	758
Current portion of long-term debt	17	19
Liabilities of discontinued operations	8	—
Total current liabilities	1,043	917
Long-term debt	3,751	3,783
Deferred income taxes	261	238
Other non-current liabilities	209	214
Total liabilities	5,264	5,152
Commitments and contingencies
Shareholders’ equity:
Common shares $1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding and outstanding	—	—
Additional paid in capital	1,317	1,225
Accumulated deficit	(594)	(773)
Accumulated other comprehensive income	163	(40)
Total shareholders’ equity	886	412
Total liabilities and shareholders’ equity	$6,150	$5,564

TRAVELPORT LIMITED

STATEMENTS OF CASH FLOWS

(in millions)

	Year	Year
	ended	ended
	December 31,	December 31,
	2007	2008
Operating activities of continuing operations
Net loss	$(440)	$(179)
Loss from discontinued operations	7	—
Loss from continuing operations	(433)	(179)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities of continuing operations
Depreciation and amortization	248	263
Impairment of long-lived assets	1	1
Deferred income taxes	(24)	(12)
Provision for bad debts	11	9
FASA liability	(11)	(33)
Loss on sale of assets	3	—
Amortization of debt issuance costs	40	20
Gain on early extinguishment of debt	—	(29)
Unrealized losses on interest rate derivative instruments	—	28
Non-cash charges related to Orbitz Worldwide tax sharing liability	12	—
Non-cash stock based equity compensation	191	1
Equity in losses of investments	4	144
Minority interest	(3)	3
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	56	4
Other current assets	(12)	(10)
Accounts payable, accrued expenses and other current liabilities	97	(103)
Other	44	17
Net cash provided by operating activities of continuing operations	224	124
Investing activities of continuing operations
Property and equipment additions	(104)	(94)
Businesses acquired, net of cash acquired and acquisition related payments	(1,074)	4
Impact to cash from deconsolidation of Orbitz Worldwide	(39)	—
Proceeds from asset sales	93	7
Other	(17)	(1)
Net cash used in investing activities of continuing operations	(1,141)	(84)

TRAVELPORT LIMITED

STATEMENTS OF CASH FLOWS (continued)

(in millions)

(UNAUDITED)

	Year	Year
	ended	ended
	December 31,	December 31,
	2007	2008
Financing activities of continuing operations
Proceeds from borrowings	1,647	259
Principal payments on borrowings	(1,097)	(169)
Distribution to a parent company	—	(60)
Net share settlement for equity-based compensation	—	(24)
Proceeds from Orbitz Worldwide IPO	477	—
Capital contribution from Parent	135	—
Issuance of common stock	5	—
Debt issuance costs	(30)	—
Net cash provided by financing activities of continuing operations	1,137	6
Effect of changes in exchange rates on cash and cash equivalents	4	(10)
Net increase in cash and cash equivalents of continuing operations	224	36
Cash (used in) provided by discontinued operations
Operating activities	5	—
Investing activities	(3)	—
Effects of exchange rate changes	—	—
Cash provided by discontinued operations	2	—
Cash and cash equivalents at beginning of period	87	309
Cash and cash equivalents at end of period	313	345
Less cash of discontinued operations	(4)	—
Cash and cash equivalents of continuing operations	$309	$345
Supplemental disclosure of cash flow information
Income tax payments, net	$41	$29
Interest payments	$336	$296

TRAVELPORT LIMITED

Operating Statistics

(UNAUDITED)

	Three Months Ended
	December 31,
	2008	2007	Change	% Change
GDS (segments in millions)
Americas Segments	36.3	42.1	(5.8)	(14)%
International Segments	37.9	45.3	(7.4)	(16)%
Total Segments	74.2	87.4	(13.2)	(15)%

GTA (TTV in millions)
Total Transaction Value	$372	$461	$(89)	(19)%

	Twelve Months Ended
	December 31,
	2008	2007	Change	% Change
GDS (segments in millions)
Americas Segments	181.8	210.6	(28.8)	(14)%
International Segments	190.3	205.7	(15.4)	(7)%
Total Segments	372.1	416.3	(44.2)	(11)%

GTA (TTV in millions)
Total Transaction Value	$1,887	$1,836	$51	3%